UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2010

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3960-6506

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2010, ChinaCast Education Holdings Limited (the “Purchaser”), a British Virgin Islands company and a wholly-owned subsidiary of ChinaCast Education Corporation (the “Company”), entered into a Share Transfer Agreement (the “Agreement”) with Wu Shi Xing, Wintown Enterprises Limited, a British Virgin Islands company (“Wintown”), Shanghai Rubao Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Rubao”), Wuhan Jiyang Education Investment Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Jiyang”) and Hubei Industrial University Business College (“HIUBC”), a private, accredited university in Wuhan, China.

Pursuant to the terms of the Agreement, the Purchaser agreed to purchase all of the  issued and outstanding shares of Wintown from Mr. Wu, Wintown’s sole shareholder, for a total purchase price of RMB450,000,000 (or approximately $66.2 million).  Wintown owns all of the issued and outstanding equity interests in Rubao and Rubao owns all of the issued and outstanding equity interest in Jiyang. HIUBC is jointly sponsored by Jiyang and Hubei Industrial University, with Jiyang contributing 100% of the operation capital of HIUBC.

HIUBC, which was founded in 2003 by private investors,  is an independent, accredited college affiliated with Hubei Industrial University, a state-owned university, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law.  For the current academic year which started on September 1, 2009 and will end on August 31, 2010 (the “2009 Academic Year”), HIUBC  had 9,929 students enrolled and a staff that included 511 full-time and part-time teachers.

A copy of the Agreement if filed herewith as Exhibit 10.1.  The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by referenced to Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2010, the Purchaser completed the acquisition of HIUBC through its acquisition of Wintown for a total purchase price of RMB450,000,000 (or approximately $66.2 million).  Of that amount, (i) RMB50,000,000 (or approximately $7.4 million) of the purchase price has been paid, (ii) RMB310,000,000 (or approximately $45.6 million) will be paid, subject to  the satisfaction or waiver of certain conditions specified in the Agreement, within 10 business days of August 23, 2010 and (iii) the remaining RMB90,000,000 (or approximately $13.2 million) will be paid, subject to  the satisfaction or waiver on or prior to August 31, 2010  of certain conditions specified in the Agreement,  within 30 days of August 31, 2010.  Notwithstanding the foregoing, the total purchase price to be paid by the Purchaser is subject to reduction in accordance with the terms of the Agreement, in the event that PRC GAAP tax-based net profit of HIUBC for the 2009 Academic Year is less than RMB50,000,000 (or approximately $7.4 million). The source of the cash used for the acquisition is from working capital of the Company.

Item 8.01 Other Events.

On August 23, 2010, the Company issued a press release announcing the closing of the acquisition of HIUBC.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)           Pro-forma Financial Information

The pro-forma financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)           Exhibits

Exhibit Number	Description
10.1
English Translation of Share Transfer Agreement dated August 19, 2010 by and among ChinaCast Education Holdings Limited, Wu Shi Xing, Wintown Enterprises Limited, Shanghai Rubao Information Technology Co., Ltd., Wuhan Jiyang Education Investment Co., Ltd. and Hubei Industrial University Business College.

99.1	Press release, dated August 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2010	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

Exhibits

Exhibit Number	Description
10.1
English Translation of Share Transfer Agreement dated August 19, 2010 by and among ChinaCast Education Holdings Limited, Wu Shi Xing, Wintown Enterprises Limited, Shanghai Rubao Information Technology Co., Ltd., Wuhan Jiyang Education Investment Co., Ltd. and Hubei Industrial University Business College.

99.1	Press release, dated August 23, 2010.